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                                                                     EXHIBIT 1.1

                             MATRIA HEALTHCARE, INC.
                     $125,000,000 11% Senior Notes due 2008

                               PURCHASE AGREEMENT

                                                                   June 29, 2001
                                                              New York, New York

UBS Warburg LLC and
First Union Securities, Inc.

c/o UBS Warburg LLC
299 Park Avenue
New York, New York  10171

Ladies and Gentlemen:

                  Matria Healthcare, Inc., a Delaware corporation (the "COMPANY") and each of the Guarantors (as defined herein), agree with you as follows:

                  1. Issuance of Notes. The Company proposes to issue and sell to UBS Warburg LLC and First Union Securities, Inc. (collectively, the "INITIAL PURCHASERS") $125,000,000 aggregate principal amount of 11% Senior Notes due 2008 (the "ORIGINAL NOTES"). The Original Notes will be issued pursuant to an indenture (the "INDENTURE"), to be dated the Closing Date (as defined herein), by and among the Company, the Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee (the "TRUSTEE"). The Company's obligations under the Original Notes and the Indenture will be unconditionally guaranteed (the "GUARANTEES") on an unsecured senior basis by the guarantors denoted by asterisk in Schedule II hereto (the "GUARANTORS" and, collectively with the Company, the "ISSUERS"). All references herein to the Original Notes include the related Guarantees, unless the context otherwise requires. The obligations of the Initial Purchasers are several and not joint.

                  The Original Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Issuers have prepared a preliminary offering memorandum, dated June 14, 2001 (the "PRELIMINARY OFFERING MEMORANDUM"), and a final offering memorandum dated the date hereof (the "OFFERING MEMORANDUM") relating to the Company, the Guarantors and the Original Notes.

                  The Initial Purchasers have advised the Company that the Initial Purchasers intend, as soon as they deem practicable after this Purchase Agreement (this "AGREEMENT") has been executed and delivered, to resell (the "EXEMPT RESALES") the Original Notes purchased by the Initial Purchasers under this Agreement in private sales exempt from registration under the Act on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBS"), and (ii) other eligible purchasers pursuant to

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offers and sales that occur outside the United States within the meaning of
Regulation S promulgated under the Act ("REGULATION S"); the persons specified in clauses (i) and (ii) are sometimes collectively referred to herein as the "ELIGIBLE PURCHASERS."

                  Upon issuance of the Original Notes and until such time as the same is no longer required under the applicable requirements of the Act, the Original Notes shall bear the legend relating thereto set forth under "Notice to Investors" in the Offering Memorandum.

                  Holders (including subsequent transferees) of the Original Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT") to be dated the Closing Date, substantially in the form attached hereto as Exhibit A. Pursuant to the Registration Rights Agreement, the Issuers will agree to (i) file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth in the Registration Rights Agreement, (a) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to a new issue of debt securities (collectively with the Private Exchange Securities (as defined in the Registration Rights Agreement) the "EXCHANGE NOTES" and, together with the Original Notes, the "NOTES," which term includes the guarantees related thereto) to be offered in exchange for the Original Notes (the "EXCHANGE OFFER") and issued under the Indenture or an indenture substantially identical to the Indenture and/or (b) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Original Notes, and (ii) to use their reasonable best efforts to cause such Registration Statements to be declared effective. This Agreement, the Notes, the Guarantees, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "NOTE DOCUMENTS." As used herein, the term "INCORPORATED DOCUMENTS" means the documents which at the time are incorporated by reference in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto, as the case may be. Any reference herein to the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, shall be deemed to refer to and include the Incorporated Documents as of the date thereof and any reference to any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, shall be deemed to refer to and include any document filed with the Commission after the date thereof and which upon filing with the Commission becomes an Incorporated Document.

                  2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants of the Initial Purchasers contained in this Agreement, the Issuers agree to issue and sell to the Initial Purchasers, and on the basis of the representations, warranties and covenants of the Issuers contained in this Agreement, and subject to the terms and conditions contained in this Agreement, the Initial Purchasers, severally and not jointly, agree to purchase from the Issuers the aggregate principal amount of Original Notes set forth their respective names on Schedule I hereto. The purchase price for the Original Notes shall be 91.00% of their principal amount.

                  3. Delivery and Payment. Delivery of, and payment of the purchase price for, the Original Notes shall be made at 10:00 a.m., New York City time, on July 9, 2001 (such date and time, the "CLOSING DATE") at the offices of Dewey Ballantine LLP at 1301 Avenue of the Americas, New York, New York 10019. The Closing Date and the location of delivery of and


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the form of payment for the Original Notes may be varied by mutual agreement between the Initial Purchasers and the Company.

                  One or more of the Original Notes in global form registered in such names as the Initial Purchasers may request upon at least one business day's notice prior to the Closing Date and having an aggregate principal amount corresponding to the aggregate principal amount of the Original Notes shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct), against payment by the Initial Purchasers of the purchase price therefor by means of transfer of immediately available funds to such account or accounts specified by the Company in accordance with its obligations under Sections 4(g) hereof on or prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date.

                  4. Agreements of the Issuers. The Issuers, jointly and severally, covenant and agree with the Initial Purchasers as follows:

                  (a) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers, without charge, with as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Issuers consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by the Initial Purchasers in connection with Exempt Resales.

                  (b) Not to amend or supplement the Offering Memorandum, or file any document with the Commission which upon filing will become an Incorporated Document, prior to the Closing Date unless the Initial Purchasers shall previously have been advised of such proposed amendment or supplement, or filing, at least two business days prior to the proposed use, or filing, and shall not have objected to such amendment or supplement.

                  (c) If, prior to the time that the Initial Purchasers have completed their distribution of the Original Notes, any event shall occur that, in the judgment of the Issuers or in the judgment of counsel to the Initial Purchasers, makes any statement of a material fact in the Offering Memorandum, as then amended or supplemented, untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, as then amended or supplemented, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with all applicable laws, the Issuers shall promptly notify the Initial Purchasers of such event and (subject to Section 4(b)) prepare an appropriate amendment or supplement to the Offering Memorandum so that
         (i) the statements in the Offering Memorandum, as amended or supplemented, will, in the light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Offering Memorandum will comply with applicable law.

                  (d) To cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the qualification or registration of the Original Notes under the securities laws of such jurisdictions as the Initial Purchasers may request and to continue such qualification in effect so long as required for the Exempt Resales.


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         Notwithstanding the foregoing, no Issuer shall be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

                  (e) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, to confirm such advice in writing, of the issuance by any securities commission of any stop order suspending the qualification or exemption from qualification of any of the Original Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any securities commission or other regulatory authority. The Issuers shall use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Original Notes under any securities laws, and if at any time any securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Original Notes under any securities laws, the Issuers shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated other than by reason of a default by the Initial Purchasers, to pay all costs, expenses, fees, disbursements reasonably incurred and stamp, documentary or similar taxes incident to and in connection with:
         (i) the preparation, printing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto, (ii) all expenses (including travel expenses and 50% of expenses relating to chartered aircraft) of the Issuers in connection with any meetings with prospective investors in the Original Notes,
         (iii) the preparation, notarization (if necessary) and delivery of the Note Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement and with the Exempt Resales, (iv) the issuance, transfer and delivery by the Company and the Guarantors of the Original Notes and the Guarantees, respectively, to the Initial Purchasers, (v) the qualification or registration of the Notes for offer and sale under the securities laws of the several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing preliminary and final "Blue Sky" or legal investment memoranda and fees and disbursements of counsel (including local counsel) to the Initial Purchasers relating thereto), (vi) the furnishing of such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (vii) the preparation of certificates for the Notes, (viii) the application for quotation of the Notes in The Portal Market ("PORTAL") of the National Association of Securities Dealers, Inc. ("NASD"), including, but not limited to, all listing fees and expenses, (ix) the approval of the Notes by The Depository Trust Company ("DTC") for "book-entry" transfer, (x) the rating of the Notes by rating agencies, (xi) the fees and expenses of the Trustee and its counsel, and (xii) the performance by the Issuers of their other obligations under the Note Documents.

                  (g) To use the proceeds from the sale of the Original Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."


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                  (h)      To do and perform all things required to be done and
         performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Original Notes.

                  (i) Not to, and not to permit any of their subsidiaries to, sell, offer for sale or solicit offers to buy any security (as defined in the Act) that would be integrated with the sale of the Original Notes in a manner that would require the registration under the Act of the sale of the Original Notes to the Initial Purchasers or any Eligible Purchasers.

                  (j) Not to and to use their reasonable best efforts to cause their affiliates (as defined in Rule 144 under the Act) not to, resell any of the Original Notes that have been reacquired by any of them.

                  (k) Not to engage, not to allow any of their subsidiaries to engage, and to use their reasonable best efforts to cause their other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of the affiliates of the Initial Purchasers, as to whom the Issuers make no covenant) not to engage, in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Original Notes in the United States prior to the effectiveness of a registration statement with respect to the Notes.

                  (l) Not to engage, not to allow any of their subsidiaries to engage, and to use their reasonable best efforts to cause their other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any affiliates of the Initial Purchasers, as to whom the Issuers make no covenant) not to engage, in any directed selling effort with respect to the Original Notes, and to comply with the offering restrictions requirement of Regulation S under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.

                  (m) From and after the Closing Date, for so long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available upon request the information required by Rule 144A(d)(4) under the Act to (i) any holder or beneficial owner of Notes in connection with any sale of such Notes and (ii) any prospective purchaser of such Notes from any such holder or beneficial owner designated by the holder or beneficial owner. The Issuers will pay the expenses of printing and distributing such documents.

                  (n) To comply in all material respects with all of their agreements set forth in the Registration Rights Agreement.

                  (o) To comply in all material respects with all of their obligations set forth in the representations letter of the Issuers to DTC relating to the approval of the Notes by DTC for "book-entry" transfer and to use their best efforts to obtain approval of the Notes by DTC for "book-entry" transfer.

                  (p) To use their reasonable best efforts to effect the inclusion of the Original Notes in Portal.


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                  (q)      Prior to the Closing Date, to furnish without charge
         to the Initial Purchasers, (i) as soon as they have been prepared, a copy of any regularly prepared internal financial statements of the Company and its Subsidiaries (as defined herein) for any period subsequent to the period covered by the financial statements appearing in or incorporated by reference in the Offering Memorandum, (ii) all other reports and other communications (financial or otherwise) that any of the Issuers mail or otherwise make available to their security holders and (iii) such other information as the Initial Purchasers shall reasonably request.

                  (r) Not to distribute prior to the Closing Date any offering material in connection with the offer and sale of the Original Notes other than the information contained in the Preliminary Offering Memorandum and the Offering Memorandum.

                  (s) During the period of two years after the Closing Date or, if earlier, until such time as the Original Notes are no longer restricted securities (as defined in Rule 144 under the Act), not to be or become a closed-end investment company required to be registered, but not registered, under the Investment Company Act of 1940.

                  (t) In connection with the offering, until the Initial Purchasers shall have notified the Company of the completion of the resale of the Original Notes, not to, and not to permit any of their affiliates (as such term is defined in Rule 501(b) of Regulation D under the Act) to, either alone or with one or more other persons, bid for or purchase any Original Notes for any account in which they or any of their affiliates have a beneficial interest; and none of the Issuers nor any of their affiliates will make bids or purchases for the purpose of creating actual or apparent active trading in or of raising the price of, the Original Notes.

                  5. Representations and Warranties. (a) The Issuers, jointly and severally, represent and warrant to the Initial Purchasers that:

                           (i) Each of the Preliminary Offering Memorandum and the Offering Memorandum has been prepared in connection with the Exempt Resales. None of the Preliminary Offering Memorandum, the Offering Memorandum or any supplement or amendment thereto or any Incorporated Document contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representation or warranty with respect to information relating to the Initial Purchasers contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum or any supplement or amendment thereto, in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for inclusion in the Preliminary Offering Memorandum, the Offering Memorandum, or any supplement or amendment thereto or any Incorporated Document. No order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued or, to the knowledge of any Issuer, has been threatened.


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                           (ii)     There are no securities of the Issuers that
                  are listed on a national securities exchange registered under
                  Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system of the same class as the Notes within the meaning of Rule 144A(d)(3) under the Act.

                           (iii) As of the Closing Date, the Company shall have an authorized capitalization as set forth under the heading "Capitalization" in the Offering Memorandum. All of the issued and outstanding shares of capital stock or other equity interests of the Issuers have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right. Attached as Schedule II is a true and complete list of each entity in which the Company has a direct or indirect majority equity or voting interest, their jurisdictions of incorporation or formation, their stockholders and percentage equity ownership by the Company (all such entities, the "SUBSIDIARIES"). All of the issued and outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in the Offering Memorandum, are owned by the Company free and clear of all Liens (as defined in the Indenture) (other than those imposed by the Act or the securities or "Blue Sky" laws of certain jurisdictions). Except as set forth in the Offering Memorandum, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any shares of capital stock of the Company or any Subsidiaries. No holder of any securities of the Company or any Subsidiaries is entitled to have such securities (other than the Notes) registered under any registration statement contemplated by the Registration Rights Agreement, except for the rights contemplated in the Securities Purchase Agreement, dated May 10, 2001, among the Company, Gainor Medical Management, LLC, a Georgia limited liability company ("GAINOR MEDICAL"), Mark J. Gainor and SZ Investments, LLC, a Florida limited liability company (the "GAINOR REPURCHASE AGREEMENT").

                           (iv) Each of the Company and the Subsidiaries (a) is a corporation, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own its property and carry on its business as now being conducted, except if the failure to obtain any such license, authorization, consent and approval would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary except to the extent that failure to be so qualified or in good standing, individually or in the aggregate, would have a Material Adverse Effect. A "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, condition (financial or other), results of operations, properties or prospects of the Company and the Subsidiaries, taken as a whole.


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                           (v)      Each of the Issuers has all requisite power
                  and authority to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated thereby to be consummated on its part and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver the Notes and each Guarantor has all requisite corporate power and authority to execute, deliver and perform all its obligations under its Guarantee.

                           (vi) This Agreement has been duly and validly authorized, executed and delivered by each Issuer.

                           (vii) The Indenture has been duly authorized and, when duly executed and delivered by each Issuer (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legally binding and valid obligation of each Issuer, enforceable against each of them in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought; and no qualification of the Indenture under the Trust Indenture Act (as defined below) is required in connection with the offer and sale of the Original Notes contemplated hereby or in connection with the Exempt Resales.

                           (viii) The Original Notes have been duly authorized and, when issued and delivered by the Company against payment by the Initial Purchasers, and duly authenticated by the Trustee, all in accordance with the terms of this Agreement and the Indenture, will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

                           (ix) The Exchange Notes have been duly authorized and, when issued and delivered by the Company pursuant to a Registration Statement, and duly authenticated by the Trustee, all in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that enforceability of the Exchange Notes may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

                           (x) The Guarantees have been duly authorized and, when the Original Notes are issued and delivered by the Company against payment by the Initial Purchasers, and duly authenticated by the Trustee, all in accordance with


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                  the terms of this Agreement and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

                           (xi) The guarantees to be endorsed on the Exchange Notes, when the Exchange Notes are issued and delivered by the Company pursuant to a Registration Statement, and duly authenticated by the Trustee, all in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

                           (xii) The Registration Rights Agreement, when duly executed and delivered by each of the Issuers (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will constitute a legally binding and valid obligation of each of the Issuers, enforceable against them in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited by federal or state securities laws or principals of public policy.

                           (xiii) Neither the Company nor any Subsidiary is in violation of its charter, bylaws or other constitutive documents. Neither the Company nor any Subsidiary is (A) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, "AGREEMENTS AND INSTRUMENTS") or (B) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, which, in the case of clauses (A) and
                  (B), individually or in the aggregate, would have a Material Adverse Effect.

                           (xiv) None of the issuance, offer and sale of the Original Notes, the execution, delivery and performance of the Note Documents by the Issuers, as applicable, or the consummation by the Issuers of the transactions contemplated


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                  by the Note Documents, as applicable, violate or will violate, conflict with or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to, (i) the charter, bylaws or other constitutive documents of the Company or any Subsidiary, (ii) any law, statute, rule or regulation applicable to the Company or any Subsidiary or their respective assets or properties or (iii) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any Subsidiary or their respective assets or properties, which, in the case of clauses (ii) and (iii), individually or in the aggregate, would have a Material Adverse Effect. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 5(b) of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Company or any Subsidiary for the execution, delivery and performance by the Company and the Subsidiaries of the Note Documents to which they are party including the consummation of any of the transactions contemplated thereby, except (x) such as have been or will be obtained or made on or prior to the Closing Date, (y) registration of the Exchange Offer or resale of the Notes under the Act pursuant to the Registration Rights Agreement and (z) qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), in connection with the issuance of the Exchange Notes. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or any of the other Note Documents or the consummation of any of the transactions contemplated thereby, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date and will be in full force and effect. Except as set forth in the Offering Memorandum, there is (A) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Issuers, that has been proposed by any governmental body or agency, domestic or foreign or (B) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any Subsidiary is or may be subject that (a) in the case of clauses (A) and (B), individually or in the aggregate, (1) would have a Material Adverse Effect or (2) could reasonably be expected to interfere with or adversely affect the issuance of the Notes or the Guarantees in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Note Documents or (b) is otherwise of a character that would be required to be described in the Offering Memorandum if the Offering Memorandum was a prospectus included in a registration statement under the Act. Every request of any securities authority or agency of any jurisdiction for additional information with respect to the Notes that has been received by the Company or any Subsidiary or their counsel prior to the date hereof has been, or will prior to the Closing Date be, complied with in all material respects.

                           (xv)     Except as set forth in the Offering
                  Memorandum, there is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Issuers, threatened or contemplated, to which the Company or any Subsidiary is or may be a party or to which the business, assets or property of such person is or may be subject, that (1) (a) would, individually or in the aggregate, have a Material Adverse Effect or (b) could reasonably be expected to interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Note Documents or (2) is otherwise of a character that would be required to be described in the Offering Memorandum if the Offering Memorandum was a prospectus included in a registration statement under the Act.

                           (xvi) Except as would not have a Material Adverse Effect, no labor disturbance by the employees of the Company or the Subsidiaries exists or, to the knowledge of the Issuers, is imminent.

                           (xvii)   Except as set forth in the Offering
                  Memorandum, the Company and each Subsidiary (A) is in compliance with, or not subject to costs or liabilities under, laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property ("ENVIRONMENTAL LAWS"), other than noncompliance or such costs or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect, and (B) possesses all permits, licenses or other approvals required under applicable Environmental Laws, except where the failure to possess any such permit, license or other approval would not, either individually or in the aggregate, have a Material Adverse Effect. All currently pending and, to the knowledge of the Issuers, threatened proceedings, notices of violation, demands, notices of potential responsibility or liability, suits and existing environmental conditions by any governmental authority which the Company or the Subsidiaries could reasonably expect to result in a Material Adverse Effect are fully and accurately described in all material respects in the Offering Memorandum. The Company and each Subsidiary maintains a system of internal management controls sufficient to provide reasonable assurance of compliance in all material respects of its business facilities, real property and operations with requirements of applicable Environmental Laws.

                           (xviii)  The Company and each Subsidiary has (A) all
                  licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, an "AUTHORIZATION") necessary to engage in the business conducted by it in the manner described in the Offering Memorandum, except where failure to hold such Authorizations would not, individually or in the aggregate, have a Material Adverse Effect and (B) no reason to believe that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where any such limitations, suspensions or revocations would not, individually or in the aggregate, have a Material Adverse Effect. All such Authorizations are valid and in full force and effect and the Company and each Subsidiary is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that would not, individually or in the aggregate, have a Material Adverse Effect.

                           (xix) Each of the Company and the Subsidiaries has the requisite provider number or other authorization to bill the Medicare program and the respective Medicaid program in the state or states in which such entity operates (to the extent such entity participates in the Medicare program or applicable state Medicaid programs), except where the failure to have such provider number or other authorization would not, individually or in the aggregate, have a Material Adverse Effect. There is no action pending or, to the Company's knowledge, threatened which could result in a revocation of any such provider number or authorization or result in the Company's or any Subsidiary's exclusion from the Medicare or any state Medicaid programs, except where the failure to have such provider number or other authorization would not, individually or in the aggregate, have a Material Adverse Effect. The Company's and each Subsidiary's business practices do not violate any applicable provisions of federal or state laws governing Medicare or any state Medicaid programs, including, without limitation, Sections 1320a-7a and 1320a-7b of Title 42 of the United States Code, the False Claims Act, 31 U.S.C.ss.ss. 3729-3733 and other health care laws regulating provision of healthcare related goods or services, in each case, in any manner that, individually or in the aggregate would have a Material Adverse Effect. To the Company's knowledge, no individual with an ownership or control interest, as defined in 42 U.S.C.ss. 1320a-3(a)(3), in the Company or any Subsidiary, or who is an officer, director or managing employee as defined in 42 U.S.C.ss. 1320a-5(b), of the Company or any Subsidiary is a person described in 42 U.S.C.ss. 1320a-7(b)(8)(B). The Company's and each Subsidiary's business practices do not violate any federal or state laws regarding physician ownership of (or financial relationship with) and referral to entities providing healthcare related goods or services, or laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provisions of health care related goods or services in any manner that, individually or in the aggregate, would have a Material Adverse Effect.

                           (xx) The Company and each Subsidiary has good and marketable title to all items of real property and personal property owned by each of them, in each case free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except (i) such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such Subsidiary to an extent that such interference would have a Material Adverse Effect, and (ii) liens described in the Offering Memorandum. Any real property and buildings held under lease by the Company or any such Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary.

                           (xxi) The Company and each Subsidiary owns, possesses or can acquire on reasonable terms adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "INTELLECTUAL PROPERTY") necessary to conduct the businesses operated by it as described in the Offering Memorandum, except where the failure to own, possess or have the right to employ such Intellectual Property would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and the Subsidiaries does not infringe on the rights of any person, except for such infringement as would not have a Material Adverse Effect and the Company has received no notice of, and otherwise has no knowledge of, any threatened or existing action, suit, proceeding or of claim by any person challenging the Company's use of the Intellectual Property.

                           (xxii) All tax returns required to be filed by the Company and each Subsidiary have been filed in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, value added and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles or those currently payable without penalty or interest and except where the failure to make such required filings or payments would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Issuers, there are no material proposed additional tax assessments against any of the Company and the Subsidiaries or their assets or property.

                           (xxiii)  Neither the Company nor any of the
                  Subsidiaries has any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code of 1986) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any Subsidiary makes or ever has made a contribution and in which any employee of the Company or any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

                           (xxiv) Neither the Company nor any Subsidiary is, nor after the offering and sale of the Notes, will be, an "investment company" or a company "controlled" by an "investment company" incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.

                           (xxv) The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for its assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (xxvi) The Company and each Subsidiary maintains insurance covering its properties, assets, operations, personnel and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice to protect the Company and the Subsidiaries and their businesses.

                           (xxvii)  Neither the Company nor any of its
                  affiliates (as defined in Rule 501(b) of Regulation D under the Act) has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Original Notes or (B) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Original Notes in a manner that would require registration of the Original Notes under the Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any Issuer in a manner that would require registration of the Original Notes under the Act.

                           (xxviii) Neither the Company or any of its affiliates
                  (as defined in Regulation D under the Act) has, directly or through any agent, sold, offered for sale, contracted to sell, pledged, solicited offers to buy or otherwise disposed of or negotiated in respect of, any security (as defined in the Act) that is currently or will be integrated with the sale of the Original Notes in a manner that would require the registration of the Original Notes under the Act.

                           (xxix)   None of the Issuers or any of their
                  affiliates, or any person acting on its or their behalf, is engaged in any directed selling effort with respect to the Original Notes, and each of them has complied with the offering restrictions requirement of Regulation S under the Act. The Issuers make no representation as to the Initial Purchasers pursuant to this paragraph. Terms used in this paragraph have the meaning given to them by Regulation S.

                           (xxx) No form of general solicitation or general advertising (prohibited by the Act in connection with offers or sales such as the Exempt Resales) was used by the Company or any of its representatives in connection with the offer and sale of any of the Original Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. None of the Company or any of its affiliates has entered into, and none of the Company or any of its affiliates will enter into, any contractual arrangement with respect to the distribution of the Original Notes except for this Agreement. The Issuers make no representation as to the Initial Purchasers pursuant to this paragraph.

                           (xxxi) As of March 31, 2001, neither the Company nor any Subsidiary had any material liabilities or obligations, direct or contingent, that were not set forth in the Company's consolidated balance sheet as of such date or in the notes thereto set forth in the Offering Memorandum. Since March 31, 2001, except as set forth or contemplated in the Offering Memorandum, (a) neither the Company nor any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that would, individually or in the aggregate, have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development in respect of the business or condition (financial or other) of the Company and the Subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect, (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock and (d) there has not been any change in the long-term debt of the Company or any of the Subsidiaries.

                           (xxxii)  Neither the Company nor any Subsidiary (or
                  any agent thereof acting on their behalf) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect, or as the same may hereafter be in effect, on the Closing Date.

                           (xxxiii) KPMG LLP is an independent accountant within
                  the meaning of the Act. The historical financial statements and the notes thereto included in the Offering Memorandum present fairly in all material respects the consolidated financial position and results of operations of the Company and the Subsidiaries at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as disclosed in the Offering Memorandum). The other financial and statistical information and data included in the Offering Memorandum are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Company and the Subsidiaries. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Offering Memorandum if the Offering Memorandum was a prospectus included in a registration statement under the Act, that are not so included or incorporated by reference as required.

                           (xxxiv)  As of the date hereof (immediately prior to
                  and immediately following the issuance of the Notes on such date) the Company and each Subsidiary is and will be Solvent. No Issuer is contemplating either the filing of a petition by it under any bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and no Issuer has knowledge of any person contemplating the filing of any such petition against any Issuer. As used herein, "SOLVENT" shall mean, for any person on a particular date, that on such date (a) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person,
                  (b) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (c) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person's ability to pay as such debts and liabilities mature, (d) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person's property would constitute an unreasonably small capital and (e) such person is able to pay its debts as they become due and payable.

                           (xxxv) Except as described in the section of the Preliminary Offering Memorandum and the Offering Memorandum entitled "Plan of Distribution" in the Offering Memorandum, there are no contracts, agreements or understandings between the Company or any Subsidiary and any other person other than the Initial Purchasers that would give rise to a valid claim against the Company, any Subsidiary or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes.

                           (xxxvi)  The statistical and market-related data
                  included in the Offering Memorandum are based on or derived from sources that the Issuers believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.

                  Each certificate signed by any officer of the Issuers and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Issuers to the Initial Purchasers as to the matters covered by such certificate. The Issuers acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 of this Agreement, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Issuers hereby consent to such reliance.

                           (b) Each Initial Purchaser acknowledges that it is purchasing the Original Notes pursuant to a private sale exemption from registration under the Act, and that the Original Notes have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser represents, warrants and covenants to the Issuers that:

                           (i) (A) Neither it nor any person acting on its behalf, has or will solicit offers for, or offer or sell, the Original Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act and (B) it has and will solicit offers for the Original Notes only from, and will offer and sell the Original Notes only to (1) persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in reliance on the exemption from the registration requirements of the Act pursuant to Rule 144A, or
                  (2) persons who are outside the United States and are other than U.S. persons, in reliance on the exemption from the registration requirements of the Act provided by Regulation S.

                           (ii) With respect to offers and sales outside the United States, the Initial Purchasers have offered the Original Notes and will offer and sell the Original Notes (1) as part of their distribution at any time and (2) otherwise until 40 days after the later of the commencement of the offering of the Original Notes and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. Accordingly, neither the Initial Purchasers nor any persons acting on their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Original Notes, and any such persons have complied and will comply with the offering restrictions requirements of Regulation S. Terms used in this Section 5(b)(ii) have the meanings given to them by Regulation S.

                           (iii) Prior to the expiration of the 40-Day Period, (i) they will not offer, sell or deliver the Original Notes initially offered pursuant to Regulation S, within the United States or to, or for the account or benefit of, U.S. persons except pursuant to Rule 144A or another exemption from the registration requirements under the Securities Act, and
                  (ii) they will send to each dealer or person receiving a selling concession, fee or other remuneration in respect of the Original Notes (whether or not such dealer or other person is participating in the offering) a confirmation or other notice stating that the dealer or person receiving a selling concession, fee or other remuneration is subject to the same restrictions during the 40-Day Period. Terms used above have the meaning given to them by Regulation S.

                           (iv) Each Initial Purchaser will deliver the Offering Memorandum to each account to which such Initial Purchaser makes an Exempt Resale of Notes purchased by it from the Company hereunder, provided that the Company has provided the Initial Purchasers with adequate quantities of the Offering Memorandum in a timely manner sufficient to permit such delivery (it being understood that the Initial Purchasers shall be under no obligation pursuant to this clause (iv) to deliver an Offering Memorandum in respect of any sale of the Notes made in connection with market making activities or otherwise in connection with a sale of Notes not constituting a sale out of an Initial Purchaser's unsold allotment).

                           (v) The Initial Purchasers shall not initially offer or sell any notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent)for the purposes of their businesses or otherwise in circumstances which shall not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995.The initial purchasers shall comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by them in relation to the notes in, from or otherwise involving the United Kingdom. The initial purchasers shall issue or pass on in the United Kingdom any document received by them in connection with the issuance of the notes only to a person of a kind described in Article 11(3)of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended)or a person to whom the document may otherwise lawfully be issued or passed on.

                  The Initial Purchasers understand that the Issuers and, for purposes of the opinions to be delivered to them pursuant to Section 8 hereof, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, and the Initial Purchasers hereby consent to such reliance.

                  6. Indemnification. Each of the Issuers, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, each person, if any, who controls any of the Initial Purchasers within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of each of the Initial Purchasers and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, "LOSSES") to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers will not be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission relating to an Initial Purchaser made therein in reliance upon and in conformity with written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser expressly for use therein; provided, further, that the indemnification contained in this paragraph (a) with respect to the Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser (or to the benefit of any other person entitled to indemnity pursuant to this paragraph (a)) on account of any such Losses arising from the sale of the Original Notes by such Initial Purchaser to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the

Preliminary Offering Memorandum was corrected in the Offering Memorandum and such Initial Purchaser sold the Original Notes to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the Offering Memorandum (as then amended or supplemented), if an Offering Memorandum is required to be sent or given under the Act, if the Company has previously furnished sufficient copies thereof to such Initial Purchaser. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have, including, but not limited to, liability under this Agreement.

                  (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless each Issuer, each person, if any, who controls any Issuer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and each of their respective agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person from and against any Losses to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission relating to an Initial Purchaser made therein in reliance upon and in conformity with information relating to such Initial Purchaser furnished in writing to the Company by or on behalf of such Initial Purchasers expressly for use therein. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have, including, but not limited to, liability under this Agreement.

                  (c) Promptly after receipt by an indemnified party under subsection 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an "ACTION"), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent which consent may not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by paragraph (a) or (b) of this Section 6, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 45 days prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Original Notes or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Original Notes (net of discounts and commissions but before deducting expenses) received by the Issuers are to (y) the total discounts and commissions received by the Initial Purchasers as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

                  The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall the Initial Purchasers be required to contribute any amount in excess of the amount by which the total discount and commissions applicable to the Original Notes pursuant to this Agreement exceeds the amount of any damages that the Initial Purchasers have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Initial Purchasers within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each person, if any, who controls any Issuer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each director, officer, employee and agent of such Issuer shall have the same rights to contribution such Issuer. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent, provided, however, that such written consent was not unreasonably withheld.

                  8. Conditions of the Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase and pay for the Original Notes, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:

                  (a) All of the representations and warranties of the Issuers contained in this Agreement shall be true and correct, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, on the date of this Agreement and, in each case after giving effect to the transactions contemplated hereby, on the Closing Date, except that if a representation and warranty is made as of a specific date, and such date is expressly referred to therein, such representation and warranty shall be true and correct (or true and correct in all material respects, as applicable) as of such date. The Issuers shall have performed or complied with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by them at or prior to the Closing Date.

                  (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers on the day of this Agreement as instructed by the Initial Purchasers or at such later date as the Initial Purchasers may determine. No stop order suspending the qualification or exemption from qualification of the Original Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or, to the Issuers' knowledge, threatened. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued.

                  (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance of the Original Notes or consummation of the Exchange Offer; except as disclosed in the Offering Memorandum, no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Issuers, threatened against any Issuer before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would have a Material Adverse Effect.

                  (d) As of March 31, 2001, neither the Company nor any Subsidiary had any material liabilities or obligations, direct or contingent, that were not set forth in the Company's consolidated balance sheet as of such date or in the notes thereto set forth in the Offering Memorandum. Since March 31, 2001, except as set forth or contemplated in the Offering Memorandum, (a) neither the Company nor any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that, individually or in the aggregate, would have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development in respect of the business or condition (financial or other) of the Company and the Subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect and (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock.

                  (e) The Initial Purchasers shall have received certificates, dated the Closing Date, signed by two authorized officers of each Issuer confirming, as of the Closing Date, to their knowledge, the matters set forth in paragraphs (a), (b), (c) and (d) of this
         Section 8. (f) The Initial Purchasers shall have received on the Closing Date an opinion dated the Closing Date, addressed to the Initial Purchasers, of Troutman Sanders LLP, counsel to the Issuers, substantially in the form of Exhibit B hereto and in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

                  (g) The Initial Purchasers shall have received on the Closing Date an opinion dated the Closing Date, addressed to the Initial Purchasers, of Roberta L. McCaw, Esq., Vice President and General Counsel of the Company, substantially in the form of Exhibit C hereto and in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

                  (h) The Initial Purchasers shall have received on the Closing Date an opinion dated the Closing Date, addressed to the Initial Purchasers, of Latham & Watkins Schon Nolte, special German counsel to the Company, substantially in the form of Exhibit D hereto and in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

                  (i) The Initial Purchasers shall have received on the Closing Date an opinion (satisfactory in form and substance to the Initial Purchasers) dated the Closing Date of Dewey Ballantine LLP, counsel to the Initial Purchasers.

                  (j) The Initial Purchasers shall have received a "comfort letter" from KPMG LLP, independent public accountants for the Company, dated the date of this Agreement, addressed to the Initial Purchasers and in form reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers. In addition, the Initial Purchasers shall have received a "bring-down comfort letter" from KPMG LLP, dated as of the Closing Date, addressed to the Initial Purchasers and in form satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

                  (k) The Issuers and the Trustee shall have executed and delivered into the Indenture and the Initial Purchasers shall have received copies, conformed as executed, thereof.

                  (l) The Company shall have received an executed commitment letter relating to a new credit facility with First Union National Bank, as lead arranger, as described in the Offering Memorandum, and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                  (m) The Issuers shall have executed and delivered the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                  (n) The Company shall have notified the lenders under the Company's existing credit facility of the Company's intention to pay all of its obligations with respect thereto with a portion of the proceeds of the Original Notes and to terminate such facility, and simultaneously with the issuance of the Original Notes all such obligations shall be paid in full and such facility shall be terminated.

                  (o) The Company shall have purchased, on or before June 30, 2001, from Gainor Medical, 7,500 shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share, and 15,000 shares of the Company's Series B Redeemable Preferred Stock, par value $0.01 per share, for the aggregate purchase price of $18,931,351, pursuant to the Gainor Repurchase Agreement. The Company shall have retained the right to repurchase certain of the Company's securities from Gainor Medical pursuant to Article III of the Gainor Repurchase Agreement.

                  (p) All government authorizations required in connection with the issue and sale of the Notes as contemplated under this Agreement and the performance of the Issuers' obligations hereunder and under Indenture and the Notes shall be in full force and effect.

                  (q) The Initial Purchasers shall have been furnished with wiring instructions for the application of the proceeds of the Original Notes in accordance with this Agreement and such other information as it may reasonably request.

                  (r) Dewey Ballantine LLP, counsel to the Initial Purchasers, shall have been furnished with such documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

                  (s) The Original Notes shall be eligible for trading in Portal upon issuance.

                  (t) All agreements set forth in the representation letter of the Issuers to DTC relating to the approval of the Notes by DTC for "book-entry" transfer shall have been complied with in all material respects.

                  (u) The Company has delivered to the Initial Purchasers a true and correct copy of each of the Note Documents, together with all related agreements and all schedules and exhibits thereto, and there shall have been no material amendments, alterations, modifications or waivers of any of the provisions of any such documents since their respective dates of execution, other than any such amendments, alterations, modifications and waivers as to which the Initial Purchasers have been advised in writing and which would be required to be disclosed in the Offering Memorandum; and there exists no event or condition which would constitute a default or an event of default under any of the Note Documents. Each of the representations and warranties set forth in the each of the Note Documents are true and correct.

                  (v) There shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Act, that (i) it is downgrading its rating assigned to any class of securities of the Company or (ii) it is reviewing its ratings assigned to any class of securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

                  The documents required to be delivered by this Section 8 will be delivered at the office of counsel for the Initial Purchasers on the Closing Date.

                  9. Initial Purchasers' Information. The Issuers and the Initial Purchasers severally acknowledge that the statements with respect to the delivery of the Original Notes to the Initial Purchasers set forth in (i) the last paragraph of the cover page and (ii) the fourth, eighth and ninth paragraphs under the caption "Plan of Distribution" in the Preliminary Offering Memorandum and the Offering Memorandum constitute the only information furnished in writing by the Initial Purchasers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

                  10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling persons thereof or by or on behalf of the Issuers or any controlling person thereof, and shall survive delivery of and payment for the Original Notes to and by the Initial Purchasers. The agreements contained in Sections 4(f), 6, 7, 9 and 11(d) shall survive the termination of this Agreement, including pursuant to Section 11.

                  11. Effective Date of Agreement; Termination. (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

                  (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers' part to the Issuers if, on or prior to such date, (i) the Issuers shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed under this Agreement when and as required, (ii) any other condition to the obligations of the Initial Purchasers under this Agreement to be fulfilled by the Issuers pursuant to Section 8 is not fulfilled when and as required and not waived in writing by the Initial Purchasers, (iii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, or minimum prices shall have been established thereon by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction, (iv) a general banking moratorium shall have been declared by federal or New York authorities,
(v) there is an outbreak or escalation of hostilities or other national or international calamity, in any case involving the United States, on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the U.S. and international financial markets, making it, in the Initial Purchasers' reasonable judgment, impracticable to proceed with the offering or delivery of the Original Notes on the terms and in the manner contemplated in the Offering Memorandum or (vi) there shall have been such a material adverse change or material disruption in the financial, banking or capital markets generally (including, without limitation, the markets for debt securities of companies similar to the Company) or the effect (or potential effect if the financial markets in the United States have not yet opened) of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers' judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Offering Memorandum.

                  (c) Any notice of termination pursuant to this Section 11 shall be given at the address specified in Section 12 below by telephone, telex, telephonic facsimile or telegraph, confirmed in writing by letter.

                  (d)      If this Agreement shall be terminated pursuant to
Section 11(b), or if the sale of the Notes provided for in this Agreement is not consummated because of any refusal, inability or failure on the part of the Issuers to satisfy any condition to the obligations of the Initial Purchasers set forth in this Agreement to be satisfied on its part or because of any refusal, inability or failure on the part of the Issuers to perform any agreement in this Agreement or comply with any provision of this Agreement, the Issuers will reimburse the Initial Purchasers for all of its reasonable out-of-pocket expenses, (including, without limitation, the fees and expenses of the Initial Purchasers' counsel) incurred in connection with this Agreement.

                  (e) If any one or more Initial Purchasers shall fail to purchase and pay for any of the Original Notes agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchaser shall be obligated to purchase the Original Notes which the defaulting Initial Purchaser agreed to purchase but failed to purchase; provided, however, that in the event that the aggregate principal amount of Original Notes which the defaulting Initial Purchaser agreed to purchase but failed to purchase exceeds 10% of the aggregate principal amount of Original Notes set forth in Schedule I hereto, the remaining Initial Purchaser shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Original Notes, and if such nondefaulting Initial Purchaser does not purchase all the Original Notes, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 11(e), the Closing Date shall be postponed for such period, not to exceed five business days, as the Initial Purchasers shall determine in order that the required changes in the Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser.

                  12. Notice. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered, or, telegraphed or telecopied and confirmed in writing to UBS Warburg LLC, 299 Park Avenue, New York, New York 10171 (telephone: (212) 821-3000, fax: 203-719-1075), Attention: Syndicate Department, with a copy to Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019,
Attention: Frederick W. Kanner, Esq.; and if sent to the Issuers, shall be mailed, delivered or, telegraphed or telecopied and confirmed in writing to Matria Healthcare, Inc., 1850 Parkway Place, 12th Floor, Marietta, Georgia 30067, Attention: Roberta L. McCaw, Esq., Vice President and General Counsel,
Telephone: (770) 767-4500, Facsimile: (770) 767-4605.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a next-day air courier.

                  13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Issuers and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchasers.

                  14. Construction. This Agreement shall be construed in accordance with the internal laws of the State of New York.

                  15. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

                  16. Counterparts. This Agreement may be executed in various counterparts that together shall constitute one and the same instrument.

                  17. Submission to Jurisdiction. Except as set forth below, no claim, counterclaim or dispute of any kind or nature arising out of or in any way relating to this Agreement ("Claim") may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Issuers consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Issuers hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any of the Initial Purchasers or any indemnified party. Each of the Initial Purchasers and each of the Issuers (on its behalf and, to the extent permitted by applicable law, on behalf of its securityholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Issuers agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts in the jurisdiction of which such Issuer is or may be subject, by suit upon such judgment.

                  18. Miscellaneous. UBS Warburg LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. First Union Securities, Inc. is not a bank and is separate from any affiliated bank, including First Union National Bank. Because each of UBS Warburg LLC and First Union Securities, Inc. is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg LLC and First Union Securities, Inc. are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

                  A lending affiliate of each of UBS Warburg LLC and First Union Securities, Inc. may have lending relationships with issuers of securities underwritten or privately placed by UBS Warburg LLC and First Union Securities, Inc. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Warburg LLC and First Union Securities, Inc. will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to the affiliates of UBS Warburg LLC and First Union Securities, Inc.

                  If the foregoing Purchase Agreement correctly sets forth the understanding among the Company, the Guarantors and the Initial Purchasers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Issuers and the Initial Purchasers.


                                MATRIA HEALTHCARE, INC.


                                By: /s/ PARKER H. PETIT
                                    --------------------------------------------
                                    Name:  Parker H. Petit
                                    Title: President and Chief Executive Officer



                                EACH OF THE GUARANTORS LISTED ON
                                SCHEDULE II ATTACHED HERETO

                                By: /s/ PARKER H. PETIT
                                    --------------------------------------------
                                    Name:  Parker H. Petit
                                    Title: Vice President


Confirmed and accepted as of
the date first above written:

UBS WARBURG LLC
FIRST UNION SECURITIES, INC.

By: UBS WARBURG LLC

    By: /s/ SALVATORE GIANNITTI
        ------------------------------
        Name:  Salvatore Giannitti
        Title: Managing Director

    By: /s/ JOHN C. CROCKETT
        ------------------------------
        Name:  John C. Crockett
        Title: Associate Director

                                                                      SCHEDULE I

                                              PRINCIPAL AMOUNT OF ORIGINAL
INITIAL PURCHASER                                       NOTES
-----------------                             ----------------------------
UBS Warburg LLC                                      $ 100,000,000
First Union Securities, Inc.                            25,000,000

Footnote continued on next page.

                                                                     SCHEDULE II

                                                  JURISDICTION OF                          % OWNED BY
SUBSIDIARY                                        INCORPORATION         STOCKHOLDER        COMPANY
----------                                        -------------         -----------        ----------

Clinical-Management Systems, Inc.*                Georgia               Company            100%

Diabetes Acquisition, Inc. ("DAI")*               Georgia               Company            100%

Gainor Medical Acquisition Company ("GMA")*       Georgia               DAI                100%

Diabetes Management Solutions, Inc. (formerly     Delaware              GMA                100%
     USCI Healthcare Management Solutions,
     Inc.)*

Diabetes Self Care, Inc.*                         Virginia              GMA                100%

Facet Technologies, LLC (formerly Gainor          Georgia               Company            100%
     Medical North America, LLC)*

Gainor Medical Europe Limited                     United Kingdom        DAI                100%

Gainor Medical International, LLC*                Georgia               DAI                100%

Matria Holding GmbH ("MHG")                       Germany               DAI                65%

                                                                        Company            35%

eu-Medical GmbH                                   Germany               MHG                100%

Dia Real GmbH & Co. KG                            Germany               MHG                100%

Gainor Medical Direct, LLC ("GMD")*               Georgia               DAI                100%

A. R. Medical Supplies, Inc.*                     Florida               GMD                100%

Matria Canada, Inc.                               New Brunswick         Company            100%

Matria of New York, Inc.*                         New York              Company            100%

Matria Healthcare Puerto Rico, Inc.               Puerto Rico           Company            51%

National Reproductive Medical Centers,            Delaware              Company            100%
   Inc. ("NRMC")*

Infertility Management Services, Inc.*            Delaware              NRMC               100%

PFCC Liquidation Corp. (formerly Pacific          California            NRMC               100%
     Fertility Centers of California, Inc.)*

PFPC Liquidation Corp. (formerly Pacific          California            NRMC               100%
     Fertility Parenting Center, Inc.)*

PFMG Liquidation Corp. (formerly Pacific          California            NRMC               100%
     Fertility Medical Group, Inc.)*

Q Liquidation Corp. (formerly Quality             Delaware              Company            100%
     Diagnostic Services, Inc.)*

Shared Care, Inc.*                                Georgia               Company            100%


---------------------------------
         * Guarantors

                                                                       EXHIBIT A

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT B

                     FORM OF OPINION OF TROUTMAN SANDERS LLP

                  The opinion of Troutman Sanders LLP, counsel for the Issuers (capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement, to which this is an Exhibit), to be delivered pursuant to Section 8(f) of the Purchase Agreement shall be to the effect that:

                           (i) Each of the Company and the Subsidiaries listed on Annex A hereto (such Subsidiaries being hereinafter referred to collectively as the "Material Subsidiaries", as such term is defined in that certain officer's certificate to be attached to the opinion of Troutman Sanders LLP) (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other power and authority necessary to own its property and carry on its business as now being conducted, and
                  (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing, individually or in the aggregate, would have a Material Adverse Effect.

                           (ii) Each of the Company and the Material Subsidiaries has all requisite power and authority to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated thereby to be consummated on its part and, without limitation, the Company has all requisite power and authority to issue, sell and deliver the Notes and each Material Subsidiary has all requisite power and authority to execute, deliver and perform all its obligations under its Guarantee. Each of the Company and the Material Subsidiaries has duly authorized the execution, delivery and performance of, and has duly executed and delivered, each of the Note Documents to which it is a party.

                           (iii)    The Indenture, assuming the due
                  authorization, execution and delivery thereof by the Trustee, is a legally binding and valid obligation of the Company and each Material Subsidiary, enforceable against each of them in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

                           (iv)     The Original Notes, when issued and
                  delivered by the Company against payment by the Initial Purchasers and authenticated by the Trustee in accordance with the terms of the Purchase Agreement and the Indenture, will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

                           (v)      The Exchange Notes, when issued and
                  delivered by the Company and authenticated by the Trustee in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that enforceability of the Exchange Notes may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

                           (vi) The Guarantees issued by the Material Subsidiaries, when the Original Notes are issued, authenticated and delivered in accordance with the terms of the Purchase Agreement and the Indenture, will be legally binding and valid obligations of the respective Material Subsidiaries, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

                           (vii) The guarantees to be endorsed on the Exchange Notes, when the Exchange Notes are issued, authenticated and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be legally binding and valid obligations of the Material Subsidiaries, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

                           (viii) The Registration Rights Agreement, assuming the due authorization, execution and delivery thereof by the Initial Purchasers, is a legally binding and valid obligation of the Company and the Material Subsidiaries, enforceable against each of them in accordance with its terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited by federal or state securities laws or principals of public policy.

                           (ix) The Purchase Agreement, assuming the due authorization, execution and delivery thereof by the Initial Purchasers, is a legally binding and valid obligation of the Company and the Material Subsidiaries, enforceable against each of them in accordance with its terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought and except as rights to indemnification and contribution under the Purchase Agreement may be limited by federal or state securities laws or principals of public policy.

                           (x) The execution, delivery and performance by each of the Company and the Material Subsidiaries of the Note Documents to which it is a party, including the consummation of the offer and sale of the Original Notes, does not and will not violate, conflict with or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Material Subsidiary pursuant to, (i) the charter, bylaws or other constitutive documents of the Company or any Material Subsidiary, (ii) any of the Agreements and Instruments known to such counsel, (iii) any law, statute, rule or regulation applicable to the Company or any Material Subsidiary or their respective assets or properties or (iv) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any Material Subsidiary or their respective assets or properties.

                           (xi) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 5(b) of the Purchase Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Company or any Material Subsidiary for the execution, delivery and performance by the Company and the Material Subsidiaries of the Note Documents to which they are party including the consummation of any of the transactions contemplated thereby, except (i) such as have been or will be obtained or made on or prior to the Closing Date, (ii) registration of the Exchange Offer or resale of the Notes under the Act pursuant to the Registration Rights Agreement and (iii) qualification of the Indenture under the Trust Indenture Act, in connection with the issuance of the Exchange Notes. To the best of our knowledge, no consents or waivers from any other person or entity are required for the execution, delivery and performance of the Purchase Agreement or any of the other Note Documents or the consummation of any of the transactions contemplated thereby, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date and will be in full force and effect.

                           (xii) To the best of our knowledge, (i) there does not exist any judgment, order, injunction or other restraint issued or filed with respect to the transactions contemplated by the Note Documents or the performance by the Company and any Material Subsidiary of their respective obligations under the Note Documents or (ii) there are no legal or governmental proceedings pending or threatened to which the Company or any of the Material Subsidiaries is a party or to which any of the properties of the Company or any of the Material Subsidiaries is subject other than proceedings summarized in the Offering Memorandum or that would not, individually or in the aggregate, have a Material Adverse Effect.

                           (xiii) Neither the Company nor any Material Subsidiary is an "investment company" or a company "controlled" by an "investment company" incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended, or analogous foreign laws and regulations.

                           (xiv) No registration under the Act of the Original Notes or qualification of the Indenture under the Trust Indenture Act is required for the sale of the Original Notes to the Initial Purchasers as contemplated by the Purchase Agreement or for the Exempt Resales, assuming in each case that (A) the purchasers who buy the Original Notes in the Exempt Resales are Eligible Purchasers and (B) the accuracy of and compliance with the Initial Purchasers' representations, warranties and covenants contained in Section 5(b) of the Purchase Agreement.

                           (xv) To the best of our knowledge, neither the Company nor any Material Subsidiary (or any agent thereof acting on their behalf) has taken, and none of them will take, any action that might cause the Purchase Agreement or the issuance or sale of the Notes to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

                           (xvi) Each of the Indenture, the Notes, the Guarantees and the other Note Documents conforms in all material respects to the description thereof contained in the Offering Memorandum.

                           (xvii)   The statements under the captions
                  "Description of Notes" and "United States Federal Income Tax Considerations" in the Offering Memorandum, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings.

                           (xviii)  We are of the opinion that each document
                  incorporated by reference in the Offering Memorandum (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) complied as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

                  We have participated in the preparation of the Offering Memorandum. From time to time we have had discussions with officers, directors and employees of, the Company and the Subsidiaries, the independent accountants who examined the consolidated financial statements of the Company included in the Offering Memorandum and the Initial Purchasers at which the contents of the Offering Memorandum and related matters were discussed. We have not independently verified and are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness (except as set forth in paragraph (xvi) and (xvii) above) of the information contained in the Offering

Memorandum. Based upon the participation and discussions described above, however, no facts have come to our attention that cause us to believe that the Offering Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact, or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment with respect to the financial statements and the notes thereto and the other financial, statistical and accounting data included in the Offering Memorandum).

                                                                         ANNEX A

                                                                         JURISDICTION OF
                                                                         ---------------
MATERIAL SUBSIDIARIES                                                    INCORPORATION
---------------------                                                    -------------

Diabetes Acquisition, Inc.                                               Georgia

Gainor Medical Acquisition Company                                       Georgia

Diabetes Management Solutions, Inc. (formerly USCI Healthcare
Management Solutions, Inc.)                                              Delaware

Diabetes Self Care, Inc.                                                 Virginia

Facet Technologies, LLC (formerly Gainor Medical North America, LLC)     Georgia

                                                                       EXHIBIT C

          FORM OF OPINION OF VICE PRESIDENT AND GENERAL COUNSEL FOR THE
                                    COMPANY

                  The opinion of Roberta L. McCaw, Esq., the Vice President and General Counsel for the Company (capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement, to which this is an Exhibit), to be delivered pursuant to Section 8(g) of the Purchase Agreement shall be to the effect that:

                           (i)      Each of the Company and the Other
                  Subsidiaries (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other power and authority necessary to own its property and carry on its business as now being conducted, and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing, individually or in the aggregate, would have a Material Adverse Effect.

                           (ii) Each of the Issuers has all requisite power and authority to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated thereby to be consummated on its part and, without limitation, the Company has all requisite power and authority to issue, sell and deliver the Notes and each Guarantor has all requisite power and authority to execute, deliver and perform all its obligations under its Guarantee. Each of the Issuers has duly authorized the execution, delivery and performance of, and has duly executed and delivered, each of the Note Documents to which it is a party.

                           (iii)    The Indenture, assuming the due
                  authorization, execution and delivery thereof by the Trustee, is a legally binding and valid obligation of each Issuer, enforceable against each of them in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

                           (iv)     The Guarantees, when the Original Notes
                  are issued, authenticated and delivered in accordance with the terms of the Purchase Agreement and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

                           (v) The guarantees to be endorsed on the Exchange Notes, when the Exchange Notes are issued, authenticated and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be legally binding and valid obligations of the Guarantors enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

                           (vi) The Registration Rights Agreement, assuming the due authorization, execution and delivery thereof by the Initial Purchasers, is a legally binding and valid obligation of the Issuers enforceable against each of them in accordance with its terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited by federal or state securities laws or principals of public policy.

                           (vii) The Purchase Agreement, assuming the due authorization, execution and delivery thereof by the Initial Purchasers, is a legally binding and valid obligation of the Issuers enforceable against each of them in accordance with its terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought and except as rights to indemnification and contribution under the Purchase Agreement may be limited by federal or state securities laws or principals of public policy.

                           (viii) The execution, delivery and performance by each of the Issuers of the Note Documents to which it is a party, including the consummation of the offer and sale of the Original Notes, does not and will not violate, conflict with or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Other Subsidiary pursuant to, (i) the charter, bylaws or other constitutive documents of the Company or any Other Subsidiary, (ii) any of the Agreements and Instruments known to such counsel, (iii) any law, statute, rule or regulation applicable to the Company or any Other Subsidiary or their respective assets or properties or (iv) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any Subsidiary or their respective assets or properties.

                           (ix) To such counsel's knowledge after reasonable inquiry, except as would not individually or in the aggregate have a Material Adverse Effect, neither the Company nor any Subsidiary (a) is in violation of its charter, by-laws or other organizational documents, (b) is in default (or with notice or with lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant, or condition contained in any Agreement or Instrument or (c) is in violation of any judgment, order or decree of any court or regulatory authority, agency or other body applicable to the Company or any of its Subsidiaries or any of their assets or properties, (d) has knowledge that any individual with an ownership or control interest, as defined in 42 U.S.C.ss. 1320a-3(a)(3), in the Company or any Subsidiary, or who is an officer, director or managing employee, as defined in 42 U.S.C.ss.1320a-5(b), of the Company or any Subsidiary, is a person described in 42 U.S.C.ss. 1320a-7(b)(8)(B), (e) is in violation of any federal or state laws regarding physician ownership of (or financial relationship with) and referral to entities providing healthcare related goods or services, or laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provisions of healthcare related goods or services, or (f) is in violation of the Food, Drug and Cosmetic Act, Sections 301 through 397 of Title 21 of the United States Code.

                           (x)      To such counsel's knowledge, after
                  reasonable inquiry, (A) the Company and each Subsidiary has all Authorizations necessary to engage in the business conducted by it, except where failure to hold such Authorizations would not, individually or in the aggregate, have a Material Adverse Effect and (B) no governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where any such limitations, suspensions or revocations would not, individually or in the aggregate, have a Material Adverse Effect and (C) all such Authorizations are valid and in full force and effect. Without limiting the foregoing, to such counsel's knowledge, after reasonable inquiry, each of the Company and the Subsidiaries has the requisite provider number or other authorization to bill the Medicare program and the respective Medicaid program in the state or states in which such entity operates (to the extent such entity participates in the Medicare program or applicable state Medicaid programs), as a medicaid provider and there is no action pending or, to such counsel's knowledge, threatened which could result in a revocation of any such provider number or authorization or result in the Company's or any Subsidiary's exclusion from the Medicare or any state Medicaid programs.

                           (xi) There is no contract, agreement or other document of a character that would be required to be described in the Offering Memorandum if the Offering Memorandum was a prospectus included in a registration statement under the Act or to be filed as an exhibit to any Incorporated Document which is not described or filed as would be required by the Act or the Exchange Act.

                           (xii) The statements set forth under the headings "Risk Factors--Risks Relating to Our Business--Government regulation may adversely affect our business," "Risk Factors--Risks Relating to Our Business--Government-sponsored programs and third party payors may reduce payments to us," "Risk Factors--Risks Relating to Our Business--Health care reform and federal budget legislation may reduce payment to us or our customers that relate to matters of federal or state health care law," "Business - Legal Proceedings" and "Business--Government Regulation" in the

                  Offering Memorandum, insofar as such statements constitute summaries of the legal matters, documents and proceedings referred to therein, fairly summarize the matters referred to therein.

                  I have participated in the preparation of the Offering Memorandum. From time to time I have had discussions with officers, directors and employees of the Company and the Subsidiaries, the independent accountants who examined the consolidated financial statements of the Company and their subsidiaries included in the Offering Memorandum, and the Initial Purchasers at which the contents of the Offering Memorandum and related matters were discussed. Except as otherwise set forth above, I have not independently verified and am not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the information contained in the Offering Memorandum. Based upon the participation and discussions described above, however, no facts have come to my attention that cause me to believe that the Offering Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact, or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I have not been requested to and do not make any comment with respect to the financial statements and the notes thereto and the other financial, statistical and accounting data included in the Offering Memorandum).

                  For the purpose of this opinion, the term "Other Subsidiaries" means the Subsidiaries, except Diabetes Acquisition, Inc, a Georgia corporation, Gainor Medical Acquisition Company, a Georgia corporation, Diabetes Management Solutions, Inc. (formerly USCI Healthcare Management Solutions, Inc.), a Delaware corporation, Diabetes Self Care, Inc., a Virginia corporation, Facet Technologies, LLC (formerly Gainor Medical North America, LLC, a Georgia corporation, Matria Holding GmbH, eu-Medical GmbH and Dia Real GmbH.

                  As used in this opinion, "knowledge" and "to my knowledge" means my current awareness of factual matters that I have gained in my capacity as general counsel of the Company and that I recognize as relevant to this opinion, and does not include any knowledge that might otherwise be imputed to the Company or any of the Subsidiaries or any of their other employees.

                                                                       EXHIBIT D

                 FORM OF OPINION OF LATHAM & WATKINS SCHON NOLTE

                  The opinion of Latham & Watkins Schon Nolte, special German counsel for the Company (capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement, to which this is an Exhibit), to be delivered pursuant to Section 8(h) of the Purchase Agreement shall be to the effect that:

                           (i) Matria Holding GmbH, eu-Medical GmbH and Dia Real GmbH (collectively, the "German Corporations") have been duly organised and are validly existing as corporations under the laws of Germany with power and authority to own or lease their respective properties and conduct their respective businesses as described in the Offering Memorandum.

                           (ii) The share capital of the German Corporations has been duly authorised and validly issued and is fully paid, and is owned by the Company or a direct or indirect subsidiary of the Company free and clear of all security interests, mortgages, pledges, liens and encumbrances, and to the best of our knowledge no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations to any shares in the German Corporations have been issued or entered into by the German Corporations.